Exhibit 99.2

FOR IMMEDIATE RELEASE

WHLR Releases Presentation to Shareholders

Urges Shareholders to Vote “FOR” All of the Company’s Nominees on the WHITE Proxy Card

Virginia Beach, VA – November 22, 2019 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, released a presentation to its shareholders. The full presentation has been filed with the U.S. Securities and Exchange Commission (“SEC”) and is set forth in the attached PDF.

The presentation highlights the following:

1.	WHLR’s progress made on its transformative business strategy to reduce debt and expenses, while improving the overall real estate portfolio;
2.	WHLR’s highly qualified Board remains accountable through active refreshment and diversification;
3.	Stilwell’s nominees lack of hands-on experience operating a REIT; and
4.	WHLR’s rebuttal of the claims and positions made by the Stilwell Group, including their purported “business plan” they have unveiled, which WHLR believes only further demonstrates Stilwell’s lack of understanding of WHLR’s business and challenges, as well as Stilwell’s inexperience in operating a REIT.

The Annual Meeting of Shareholders is scheduled for December 19, 2019 at 9:30 a.m. and will take place at the Hilton Garden Inn Virginia Beach Oceanfront Hotel, located at 3315 Atlantic Avenue, Virginia Beach, Virginia 23451.

Additional information regarding the proxy contest is available at https://ir.whlr.us/proxy-materials.

Shareholders with questions or needing additional assistance, should contact WHLR’s proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

FORWARD-LOOKING STATEMENTS

This press release and attached presentation as a PDF may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding (i) its ability to implement a strategic long-term plan; (ii) its ability to reduce operating costs, including general and administrative expenses; (iii) its ability to decrease debt through asset dispositions; (iv) its ability to improve its balance sheet and cash flows; (v) its ability to stabilize and produce consistent and reliable cash flows; (vi) its ability to reduce debt and extend debt maturities; (vii) its ability to manage operating costs and G&A; (vii) its ability to increase the occupancy of its portfolio and reinvest in its portfolio; (viii) its ability to reinstate the common stock dividend; and (ix) its ability to retire the Series D Preferred Stock are forward-looking statements are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT

Mary Jensen – Investor Relations

(757) 627-9088

mjensen@whlr.us